Exhibit 99.906 CERT

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended May 31, 2022 (the “Report”), of the Rimrock Funds Trust (the “registrant”).

Scott Dubchansky, Principal Executive Officer, and Barbara Crowell, Principal Financial Officer of registrant, each certify to the best of their knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

July 29, 2022	July 29, 2022
Date	Date

/s/ Scott Dubchansky	/s/ Barbara Crowell
Scott Dubchansky	Barbara Crowell
President and Principal Executive Officer	Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.